UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2017
   _____________________
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2017, Air Transport Services Group, Inc. (the "ATSG"), through its wholly owned subsidiary, ABX Air, Inc., closed on a purchase agreement (the "Agreement") between ABX Air, Inc. and Mutual of America Life Insurance Company ("MUA") for the ABX Air Retirement Income Plan (the "Plan"). Pursuant to the Agreement, the Plan utilized approximately $106.6 million of qualified pension plan assets to purchase a group annuity contract from MUA that will transfer to MUA payment obligations for retirement pension benefits owed to certain ABX Air, Inc. retirees or their beneficiaries (the “Participants”).

Beginning in November 2017, the pension benefit payment obligations for approximately 1,178 Participants will be transferred to MUA, which will guarantee the pension benefits of the Participants. By transferring the payment obligations to MUA, the Company will reduce its qualified pension plan liabilities by approximately $105 million.

All Participants will continue to receive their benefits from the Plan until October 31, 2017, at which time MUA will assume responsibility for payments to the Participants as well as administrative and customer service support.

Item 8.01 Other Events.

As a result of the transactions described under Item 1.01 above, the Company expects to recognize in the third quarter of 2017 a non-cash settlement charge to earnings, which is estimated to be approximately $14 million before the effects of income taxes.

Forward-Looking Information

The information in this Current Report on Form 8-K contains forward-looking statements, including the estimated charge to third quarter net income resulting from the transfer of pension benefit payment obligations to MUA. Actual results may differ materially from those projected or suggested in any forward-looking statements. Factors that may impact our forward-looking statements can be found in Item 1A - "Risk Factors" in ATSG's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	September 1, 2017